EXHIBIT 23.1 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-206551, 333-186893 and 333-152210 on Form S-8 and Registration Statement No. 333-202487 on Form S-3, of our report dated June 6, 2016, relating to the consolidated financial statements and internal control over financial reporting of Mesa Laboratories, Inc., included in the Annual Report on Form 10-K for the year ended March 31, 2016.

/s/ EKS&H LLLP

EKS&H LLLP

June 6, 2016

Denver, Colorado